                                                                       EXHIBIT 2

                              STOCKHOLDER AGREEMENT


      AGREEMENT, dated as of May 14, 1997, among Danny Edwards, an individual residing at 6724 North Whispering Hills Road, Paradise Valley, Arizona 85253, Drew M. Brown, an individual whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016, DMB Property Ventures Limited Partnership, a Delaware limited partnership having an office at 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016, Mark N. Sklar, an individual whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016 and Bennett Dorrance, Trustee of the Bennett Dorrance Trust dated April 21, 1989, as amended, whose address is 4201 North 24th Street, Suite 120, Phoenix, Arizona 85016 (Messrs. Edwards, Brown, Sklar and Dorrance, and DMB Property Ventures Limited Partnership collectively referred to as the "Edwards Group"), Christopher A. Johnston, an individual residing at 2784 Teton Pines Drive, Jackson, Wyoming 83001, RPJ/JAJ Partners, Ltd., a Wyoming partnership having an office at Teton Pines, 2627 Fairways Place West, Jackson, Wyoming 83001, David E. Johnston, an individual residing at 1935 W. Muirhead Loop, Oro Valley, Arizona 85737, Berenson Minella & Company, L.P., a New York limited partnership having an office at 667 Madison Avenue, New York, New York 10021, Kenneth J. Warren, an individual residing at 5567 Caplestone Lane, Dublin, Ohio 43017 (Messrs. Christopher A. Johnston, David
E. Johnston and Warren, and RPJ/JAJPartners and Berenson Minella collectively referred to as the "Johnston Group" and each member of the Edwards Group and the Johnston Group individually referred to as a "Stockholder" and collectively as "Stockholders"), and FM Precision Golf Corp., a Delaware corporation ("FM").

      WHEREAS, FM and Royal Grip, Inc., a Nevada corporation ("RGI"), are entering into an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement"), providing for the merger of a wholly-owned subsidiary of FM with and into RGI (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties and agreements which each of the parties thereto is making thereby in connection with the Merger; and

      WHEREAS, in connection with the Merger, each Stockholder hereto desires to provide for the voting of the Common Stock, par value $.001 per share, of FM (the "Common Stock"), for directors for the FM Board; and

      WHEREAS, in order to induce FM and RGI to enter into the Merger Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, Stockholders are willing, upon the terms and subject to the conditions hereunder set forth, to make certain agreements;

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Representations of Stockholders. Each Stockholder represents and warrants:

            1.1. Such Stockholder is the sole, true, lawful and beneficial owner of the number of shares of Common Stock (the "Shares") listed on the signature page hereof as being owned by such Stockholder with no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto, except those under the Securities Act of 1933, as amended (the "1933 Act") and those that would not in any material way limit or otherwise adversely affect the voting rights granted by such Stockholder under this Agreement or by the proxy to be delivered by such Stockholder pursuant hereto. At the Effective Date (as defined in the Merger Agreement), such Stockholder will have good and valid title to the Shares listed on the signature page hereof as being owned by such Stockholder free and clear of any and all claims, liens, charges, encumbrances and security interests. None of the Shares owned by such Stockholder is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares that would in any way limit or otherwise adversely affect the voting rights granted by such Stockholder under this Agreement. Such Stockholder does not "beneficially own" (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")), any shares of Common Stock other than the Shares listed on the signature page hereof as being beneficially owned by such Stockholder and other than any shares of Common Stock which such Stockholder may obtain upon the exercise of RGI Options (as defined in the Merger Agreement).

            1.2. The execution, delivery and performance by such Stockholder of this Agreement does not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or to a loss of any benefit of such Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on such Stockholder or result in the imposition of any lien on any asset of such Stockholder.

            1.3. This Agreement is the valid and binding Agreement of such Stockholder. If this Agreement is being executed in a representative or fiduciary capacity for such Stockholder, the person signing this Agreement for such Stockholder has full power and authority to enter into and perform such Agreement for such Stockholder.

      SECTION 2.  Composition of the Board.

            2.1. The FM Board shall consist of at least nine members serving for staggered terms of one, two and three years. The Johnston Group shall be entitled, but not required, to designate six members of the FM Board (the "Johnston Directors"), and the Edwards Group shall be entitled, but not required, to designate three members of the FM Board (the "Edwards Directors"). At any time that the number of directors constituting the full Board shall be increased, the director designation ratio of the Johnston Group and the Edwards Group hereunder shall continue unless (i) the Edwards Group no longer owns 10% of the outstanding voting securities of FM; or (ii) the vacancy resulting from such increase is filled by an "independent" person not affiliated with the Johnston Group. The Johnston Directors shall serve for terms of one, two and three years, respectively, after the Effective Date, and the Edwards Directors shall serve for terms of one, two and three years, respectively, after the Effective Date. Danny


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Edwards and Bob Burg shall be entitled to serve on the Executive Committee, and the Edwards Group shall be entitled to designate one member of the FM Board to be elected to the Compensation Committee of the FM Board. Each Stockholder entitled to vote for the election of directors to the FM Board agrees that it will vote all of its Shares or execute consents, as the case may be, and take all other necessary action (including causing FM to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.1.

            2.2. Each Stockholder agrees that if, at any time, such Stockholder is entitled to vote for the removal of one or more directors of FM, such Stockholder will not vote any of its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.1 unless such removal shall be for Cause or the Group entitled to designate or nominate such director shall have consented to such removal in writing. Removal for "Cause" shall mean removal of a director because of such director's (i) willful and continued failure to substantially perform his duties as a director of FM, (ii) willful conduct which is significantly injurious to FM, monetarily or otherwise, or (iii) conviction for, or a guilty plea to, a felony.

            2.3. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on FM's Board:

                  2.3.1. the Group entitled under Section 2.1 to designate or nominate such director whose death, disability, retirement, resignation, removal (with or without cause) or otherwise resulted in such vacancy may designate another individual (the "Nominee") to fill such capacity and serve as a director of FM. The selection of the Nominee by such Group shall be decided by the Stockholders of such Group by a majority vote where the number of votes each Stockholder has is determined by the number of Shares such Stockholder has; and

                  2.3.2. each Stockholder then entitled to vote for the election of the Nominee as a director of FM agrees that it will vote all of its Shares or execute a written consent, as the case may be, in order to ensure that the Nominee be elected to the FM Board.

            2.4. This Agreement is intended to bind the Stockholders only with respect to the specific matters set forth herein, and shall not restrict the Stockholders from taking any other action or failing to take any other action in his capacity as an officer or director of FM in accordance with his fiduciary duties.

      SECTION 3. Termination. The provisions of this Agreement shall only be effective on and after the Effective Date, and shall terminate and be of no further force and effect three years from and after the Effective Date.

      SECTION 4. No Voting Trusts. Each Stockholder agrees that it will not, and will not permit any entity under any Stockholder's control to, deposit any of its Shares in a voting trust or subject any of his Shares to any arrangement or agreement with respect to the voting of such Shares, other than this Agreement.


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      SECTION 5. No Proxy Solicitations. No Stockholder will, nor permit any entity under its control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation l4A under the 1934 Act), in opposition to or competition with the provisions of Section 2.1; (b) initiate a stockholders' vote or action by consent of FM stockholders in opposition to or in competition with the provisions of Section 2.1; or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of FM for the purpose of opposing or competing with the provisions of Section 2.1.

      SECTION 6. Transfer and Encumbrance. Each Stockholder agrees not to transfer, sell or offer to transfer or sell any of the Shares beneficially owned by such Stockholder to an "Affiliate" (as hereinafter defined) for a period of three years, unless such "Affiliate" agrees to be bound by the terms hereof, and signs an agreement in the form of Exhibit 6 hereof to such effect. "Affiliate" means any person, firm or corporation directly or indirectly controlling, controlled by, or under common control with, such person, firm or corporation. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, firm or corporation, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, firm or corporation, whether through the ownership of voting securities, by contract or otherwise. "Affiliate" includes any spouse, child or parent of a Stockholder. All certificates representing the Shares or New Shares shall be endorsed on the reverse side thereof substantially as follows:

      BY THE TERMS OF A STOCKHOLDER AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND SUCH SHARES ARE SUBJECT TO CERTAIN VOTING AGREEMENTS. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      SECTION 7. Additional Purchases. Each Stockholder agrees that it will not purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement ("New Shares") nor will such Stockholder acquire the right to vote or share in the voting of any shares of Common Stock, other than the Shares, unless such Stockholder delivers to FM immediately after such purchase or acquisition a written notice given to FM setting forth the total number of New Shares. Each Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

      SECTION 8. Specific Performance. Each Stockholder hereto acknowledges that it will be impossible to measure in money the damage to the other Stockholders if a Stockholder hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Stockholders will not have an adequate remedy at law or in damages, and accordingly, each Stockholder hereto agrees


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
that the issuance of an injunction or other equitable remedy is the appropriate remedy for any such failure.

      SECTION 9. Successors and Assigns. This Agreement and all obligations of the Stockholders hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all the other parties hereto.

      SECTION 10. Entire Agreement. This Agreement supersedes all prior agreements among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing waiver of any matter by such party.

      SECTION 11. Miscellaneous.

            11.1. The parties, being concerned that either party may obtain some advantage by having the law of the jurisdiction of its principal place of business apply, and agreeing in concept to have this Agreement subject to the laws of a neutral jurisdiction, whose laws are perceived as being fair in general to the business community at large, have determined and agreed as follows: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES AGREES THAT ANY LEGAL ACTION BETWEEN THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT, OR THE INTERPRETATION OR ENFORCEMENT OF TERMS HEREOF, SHALL BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH FEDERAL OR STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, OR DETERMINED IN ACCORDANCE WITH, SECTION
11.5 HEREOF.

            11.2. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected.

            11.3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


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            11.4. All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or inference shall be derived therefrom.

            11.5. Any notices or other communications required or permitted by this Agreement shall be in writing and shall be delivered either by personal delivery, by nationally recognized overnight courier service, by facsimile, by first class mail or by registered or certified mail, return receipt requested, addressed to the party at the address appearing below the signature of such party, or to such other address as any party shall have previously designated to the others by written notice given in the manner hereinabove set forth. Notices shall be deemed given one day after being sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         FM PRECISION GOLF CORP.


                                         By:  /s/ Christopher A. Johnston
                                             ----------------------------------
                                             Christopher A. Johnston, President
                                             P.O. Box 25182
                                             3490 Clubhouse Drive, Suite 102
                                             Jackson, Wyoming  83001


                                         STOCKHOLDERS:


Signature of Stockholder:                /s/ Danny Edwards
                                         ----------------------------------
                                         Danny Edwards
                                         6724 North Whispering Hills Road
                                         Paradise Valley, Arizona  85253
Shares owned:                                  1,133,605
                                         ----------------------------------

Signature of Stockholder:                /s/ Drew M. Brown
                                         ----------------------------------
                                         Drew M. Brown
                                         4201 North 24th Street, Suite 120
                                         Phoenix, Arizona  85016
Shares owned:                                   789
                                         ----------------------------------


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Signature of Stockholder:                DMB PROPERTY VENTURES
                                         LIMITED PARTNERSHIP
                                         By: DMB GP, Inc., General Partner

                                         By:  /s/ Drew M. Brown
                                             ----------------------------------
                                             Its President
                                             4201 North 24th Street, Suite 120
                                             Phoenix, Arizona  85016
Shares owned:                                  414,771
                                             ----------------------------------

Signature of Stockholder:                /s/ Mark N. Sklar
                                         ----------------------------------
                                         Mark N. Sklar
                                         4201 North 24th Street, Suite 120
                                         Phoenix, Arizona  85016
Shares owned:                                  789
                                         ----------------------------------

Signature of Stockholder:                /s/ Bennett Dorrance
                                         ----------------------------------
                                         Bennett Dorrance, Trustee of the
                                         Bennett Dorrance Trust dated April
                                         21, 1989, as amended
                                         4201 North 24th Street, Suite 120
                                         Phoenix, Arizona  85016
Shares owned:                                  4,494
                                         ----------------------------------

Signature of Stockholder:                /s/ Christopher A. Johnston
                                         ----------------------------------
                                         Christopher A. Johnston
                                         2784 Teton Pines Drive
                                         Jackson, Wyoming  83001
Shares owned:
                                         ----------------------------------

Signature of Stockholder:                RPJ/JAJ PARTNERS, LTD.


                                         By: /s/ Richard P. Johnston
                                            ----------------------------------
                                            Richard P. Johnston, General Partner
                                            9651 North Pusch Ridge Place
                                            Tucson, Arizona  85737
Shares owned:
                                            ----------------------------------


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
Signature of Stockholder:         /s/ David E. Johnston
                                ----------------------------------
                                David E. Johnston
                                1935 W. Muirhead Loop
                                Oro Valley, Arizona  85737
Shares owned:


Signature of Stockholder:       BERENSON MINELLA & COMPANY, L.P.


                                By:  /s/ Jeffrey L. Berenson
                                    ----------------------------------
                                    Jeffrey L. Berenson, Managing General
                                    Partner
                                    667 Madison Avenue
                                    New York, New York  10021
Shares owned:
                                ----------------------------------

Signature of Stockholder:         /s/ Kenneth J. Warren
                                ----------------------------------
                                Kenneth J. Warren
                                5567 Caplestone Lane
                                Dublin, Ohio  43017
Shares owned:
                                ----------------------------------


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                                    EXHIBIT 2

                          FORM OF AGREEMENT TO BE BOUND

                                     [DATE]

Royal Precision, Inc.

Dear Sirs:

      Reference is made to the Stockholder Agreement dated as of April __, 1997 (the "Agreement"), among Danny Edwards, Drew M. Brown, Mark N. Sklar, Bennett Dorrance, Trustee of the Bennett Dorrance Trust dated April 21, 1989, as amended, DMB Property Ventures Limited Partnership, Christopher A. Johnston, RPJ/JAJ Partners, Ltd., David E. Johnston, Berenson Minella & Company, L.P., Kenneth J. Warren and FM Precision Golf Corp., now known as Royal Precision, Inc. (the "Company"). Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

      In consideration of the covenants and agreements contained in the Agreement and the transfer of the common stock, par value $.001 per share, of the Company (the "Shares") to the undersigned by a Stockholder, the undersigned hereby confirms and agrees to be bound by all of the provisions thereof.

      [The undersigned acknowledges that it is a condition to an effective pledge of the Shares under the Agreement that the pledgee agree, and the undersigned hereby confirms and agrees, that upon foreclosure of such pledge, the undersigned will take the Shares subject to all of the restrictions applicable to the pledgor under the Agreement.]**

      This letter shall be construed and enforced in accordance with the laws of the State of Delaware.

                                       Very truly yours,



                                       ----------------------------------
                                       [Transferee]
**  Include in the case of a pledge


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